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                                  EXHIBIT 99.3

                     Form of Notice of Grant - Annual Grant
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                                                                    EXHIBIT 99.3

                                                                    ANNUAL GRANT
                                                                    ------------

                              POPE & TALBOT, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                    ----------------------------------------
                             AUTOMATIC STOCK OPTION
                             ----------------------


     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Pope & Talbot, Inc. (the "Corporation"):

    Optionee:         ____________________________________________
    --------
    Grant Date:       ____________________________________________
    ----------
    Exercise Price:   $_____________________ per share
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    Number of Option Shares: 1,000 shares
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    Expiration Date:  ____________________________________________
    ---------------
    Type of Option:   Non-Statutory Stock Option
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    Date Exercisable: Immediately Exercisable
    ----------------
    Vesting Schedule: The Option Shares shall be fully vested upon issuance.
    ----------------

    Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Pope & Talbot, Inc. 1996 Non-Employee Director Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

     Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     No Impairment of Rights.  Nothing in this Notice or the attached Automatic
     -----------------------
Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.
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     Definitions.  All capitalized terms in this Notice shall have the meaning
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assigned to them in this Notice or in the attached Automatic Stock Option
Agreement.

________________________, 199__
          Date


                                    POPE & TALBOT, INC.


                                    By: __________________________________

                                    Title: _______________________________



                                    ______________________________________
                                    OPTIONEE

                                    Address: _____________________________

                                    ______________________________________



ATTACHMENTS
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EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                      2.
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                                   EXHIBIT A
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                        AUTOMATIC STOCK OPTION AGREEMENT
                        --------------------------------
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                                   EXHIBIT B
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                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------